XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TERM TRUST

POWER OF ATTORNEY

Each of the undersigned trustees of XAI Octagon Floating Rate & Alternative Income Term Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby constitutes and appoints Theodore J. Brombach, John “Yogi” Spence, Derek Mullins, Benjamin D. McCulloch and Kimberly Ann Flynn with full power to act without the other and with full power of substitution and re-substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, and on his or her behalf, in the capacities indicated below, the Registration Statement on Form N-2, including any pre-effective amendments and/or any post effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust’s shares of beneficial interest; granting to each such attorney-in-fact and agent full power of substitution and revocation in the premises; and ratifying and confirming any and all that each such attorney-in-fact and agent, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 23rd day of January, 2025.

/s/ Danielle Cupps
Danielle Cupps
Trustee

/s/ Gregory G. Dingens
Gregory G. Dingens
Trustee

/s/ Philip G. Franklin
Philip G. Franklin
Trustee

/s/ Scott Craven Jones
Scott Craven Jones
Trustee

/s/ William Meyers
William Meyers
Trustee

/s/ Theodore J. Brombach
Theodore J. Brombach
Trustee

[XAI Octagon Floating Rate & Alternative Income Term Trust | N-2 Power of Attorney | 2025]